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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   IMP, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                    IMP Logo




NEWS RELEASE



EDITOR AND ANALYST CONTACT

Brad Whitney, CEO and President
408.432.9100




FOR IMMEDIATE RELEASE



              IMP ANNOUNCES AVAILABILITY OF TEAMASIA PROFILE ON WEB


SAN JOSE, CA., June 9, 2000 - IMP, Inc. (NASDAQ: IMPX) today announced it has made available an executive summary that describes Teamasia and its business. Teamasia has supplied the executive summary. The Teamasia executive summary may be obtained by calling 408.432.9100 extension 277 or by visiting the IMP web site. The web link is www.impweb.com/investor/reldx.html.

IMP, Inc. provides analog semiconductor solutions that power the portable, wireless, and Internet driven computer and communications revolution. From its ISO 9001 qualified wafer fabrication plant in San Jose, California, IMP supplies standard-setting, power-management integrated circuit products and wafer foundry services to computer, communications and control manufacturers world-wide.

Statements in this press release regarding IMP's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties, that are detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

For further information on the Company, please call IMP's interactive Shareholder Information Service on 1-888-323-2019 or visit our web site at http://www.impweb.com.

Company headquarters are located at 2830 North First Street, San Jose, California 95143-2071. Telephone 408 432-9100. Fax 408 434-0335.